December 21, 2005

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

Re: Fortune Oil and Gas Inc. - Form 10-SB Registration Statement

Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form 10-SB Registration Statement dated December 21, 2005, of the following:

▪	Our Report to the Stockholders and Board of Directors of Fortune Oil and Gas Inc. dated June 2, 2005 on the financial statements of the Company for the years ending December 31 2004, 2003 and 2002.

Yours truly,

“Dale Matheson Carr-Hilton LaBonte”

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, Canada